Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 7, 2021 relating to the financial statements of Navitas Semiconductor Limited, appearing in the Prospectus of Navitas Semiconductor Corporation dated December 6, 2021.
/s/ Deloitte & Touche LLP
Los Angeles, CA
January 24, 2022